GENERAL SIGNAL CORPORATION


	SAVINGS AND STOCK OWNERSHIP PLAN























	As Amended and Restated July 1, 1997


 070397

	TABLE OF CONTENTS

ARTICLE			                                    PAGE

	I	PURPOSE	                       	            I-1

	II	DEFINITIONS		                             II-1

	III	ELIGIBILITY AND MEMBERSHIP	                III-1

	IV	MEMBER ELECTED CONTRIBUTIONS	                 IV-1

	V	EMPLOYER CONTRIBUTIONS		                  V-1

	VI	MEMBERS' ACCOUNTS		                       VI-1

	VII	INVESTMENT ELECTIONS	                      VII-1

	VIII	VESTING	 	                           VIII-1

	IX	IN SERVICE WITHDRAWALS		                 IX-1

	X	DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT      X-1

	XI	DISTRIBUTION OF EXCESS DEFERRALS		     XI-1

	XII	DISTRIBUTION OF EXCESS CONTRIBUTIONS	    XII-1

	XIII	DISTRIBUTION OF EXCESS AGGREGATE	         XIII-1
		CONTRIBUTIONS

	XIV	APPLICATION OF FORFEITURES	  	          XIV-1

	XV	TRUST		                                   XV-1

	XVI	ADMINISTRATION	                     	    XVI-1

	XVII	APPROVAL BY THE INTERNAL REVENUE SERVICE     XVII-1

	XVIII	GENERAL PROVISIONS		              XVIII-1

	XIX	AMENDMENT, TERMINATION AND MERGER		    XIX-1

	XX	TRANSFERS OF ACCOUNTS FROM OTHER PLANS	     XX-1

	XXI	TOP-HEAVY PROVISIONS	   	                XXI-1



	ARTICLE I
	PURPOSE


1.1	The purpose of the General Signal Corporation Savings
and Stock Ownership Plan is to encourage employees to make and continue careers with General Signal
Corporation and its participating subsidiaries by pro-viding eligible employees with an efficient and con-venient way to save part of their income on a regular and long term tax-preferred basis, to strengthen their interest in the Company and its profitability by providing an opportunity to invest in the Common Stock of General Signal Corporation, and to provide a supplemental source of retirement income.

1.2	The Plan was established effective January 1, 1976, and
was amended from time to time thereafter. The pro-visions of this restated Plan apply to all contributions made under the Plan with respect to all payrolls paid on or after this restatement. The provisions of the Plan as in effect from time to time prior to this restatement will continue to apply to all contributions made with respect to prior years, unless otherwise specifically provided.

1.3	The Plan as amended and restated and its related Trust
are intended to qualify as a plan and trust which meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as from time to time amended.




	ARTICLE II
	DEFINITIONS


2.1	When used in the Plan, the following terms, when
capitalized, have the meanings set forth below:

	(a)	"Accounts" means the separate accounts maintained
by the Corporate Benefits Committee on behalf of each Member, pursuant to Section 6.1, to reflect the Member's interest in the Trust Fund.

	(b)	"Act" means the Employee Retirement Income Security
Act of 1974, as from time to time amended.

	(c)	"Beneficiary" means the person or persons desig-
nated by the Member or otherwise determined in accordance with Section 18.8.

	(d)	"Corporate Benefits Committee" means the Corporate
Benefits Committee appointed to administer the Plan in accordance with Article XVI.

	(e)	"Board of Directors" means the Board of Directors
of the Company.

	(f)	"Code" means the Internal Revenue Code of 1986, as
from time to time amended. References to specific sections of the Code are deemed to be references to any comparable section or sections of any future legislation that amends, supplements or supersedes such sections.

	(g)	"Company" means General Signal Corporation, a New
York Corporation.

	(h)	"Compensation" means the amount which an Employee
receives as salary from the Employer including management incentive compensation, sales incentives and commissions, overtime pay, vacation pay, holiday pay, night shift bonus, as reported for federal income tax purposes, and before any reduc-tion for Tax Deferred Contributions or for any salary deferred amounts not included in gross income pursuant to Section 125 of the Code, but excluding any payments under the Company's stock option plans or Long Term Incentive Compensation
Plan, moving and living allowances, retainers, severance payments, any special payments made for services performed outside the Member's regular duties and other special payments. Effective
January 1, 1994, Compensation for any calendar year shall be limited to $150,000 (or such larger amount as may be determined by the Internal Revenue
Service).

	(i)	"Continuous Employment" means the following:

		(1)	Continuous Employment is the number of full
years, completed months and days of service with the Controlled Group from the Employee's original date of hire to the Employee's severance from service date, including periods of layoff, leave of absence or other temporary breaks in service not in excess of 12 complete months. For this, an Employee's "original date of hire" is the date on which the person first performs an hour of service for which the person is entitled to payment for the performance of duties for an Employer or a member of the Controlled Group; an Employee's
"severance from service date" is the earlier of the date on which the Employee quits, retires, is discharged, or dies, or the first anniversary of the first date of absence for any other reason (but only if the Employee returns to active employment within the authorized period of time). In determining whether an Employee has incurred a severance from service date, an absence from work for any period not in excess of 12-consecutive months which begins on or after January 1, 1985 (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adopting of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be treated as Continuous Employment for this purpose.

		(2)	Continuous Employment will be preserved during
the first 12 complete months following the last day of active employment, but not thereafter, and only if the Employee returns to active employment within the authorized period of time.

		(3)	If an Employee is absent from the service of
the Controlled Group because of service in the uniformed services of the United States and the person returns to service with the Controlled Group having applied to return while the person's reemployment rights were protected by law, the absence shall be included in the person's Continuous
Employment.

	(j)	"Controlled Group" means any company which is a
member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414 (o) of the Code.
Notwithstanding the foregoing, for purposes of
Section 6.3, the definitions in Sections 414(b) and
(c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase
"as least 80 percent" each place it appears in
Section 1563(a)(1) of the Code.

	(k)	"Disability" means a Member's physical or mental
incapacity which continues for a period of 6 con-secutive months and would entitle the Member to benefits under the Member's Employer's disability plan, or for which disability benefits under the Social Security Act are payable.

	(l)	"Effective Date" means January 1, 1976.

	(m)	"Employee" means each person who is employed by an
Employer but does not include:

		(i)	a person who is neither a citizen nor a
resident of the United States and who receives no earned income from any Employer which constitutes income from sources within the United States,

		(ii)	any employee of an organization who becomes
employed by an Employer as a result of the acquisition of that organization by the Employer, unless and until the Human Resources
Officer otherwise determines (for purposes of this Plan, the date of the acquisition will be considered the employee's date of hire unless the Human Resources Officer determines otherwise),

(iii) any person included in a unit of employees who are covered by a collective bargaining agreement which does not expressly provide for participation in this Plan, or

		(iv)	a leased employee (as defined in Section
414(n) of the Code; provided, however, that if a leased employee becomes an Employee, prior service as a leased employee shall be recognized for eligibility and vesting purposes.

(n)	"Employer" means the Company or any of its
subsidiaries or affiliates which may elect to par-ticipate in the Plan with the consent of the Human
Resources Officer.

	(o)	"Enrollment Date" means January 1, 1976, or the
first day of any calendar quarter
		thereafter.

(p)	"Five percent owner" means with respect to a
corporation, any person who owns (or is considered as owing within the meaning of section 318 of the code) more than 5% of the outstanding stock of the corporation, or stock possessing more than 5% of the total voting power of the corporation.

(q)	"Highly Compensated Employee" means for a Plan Year
commencing on or after January 1, 1997, any
employee of the Controlled Group (whether or not
eligible for membership in the Plan) who
(1)	was a Five Percent Owner for such Plan Year or
the prior Plan Year, or
(2)	for the preceding Plan Year received
compensation (as defined in Section 414(q)(4) of the Code) in excess of $80,000, and, if the Employer so elects, was among the highest 20 percent of employees for the preceding Plan
Year when ranked by such compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Corporate Benefits Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Controlled Group which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The provisions of this Section shall be further subject to such additional requirements as shall be described in
Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this
Section inconsistent therewith.

(r)	"Human Resources Officer" means the chief human
resources officer of the Company.

(s)	"Investment Committee" means the Investment
Committee provided for in Article XVI of this Plan.

(t)	"Investment Funds" means:
	(1)	The "Company Stock Fund" which is a fund for
the investment  in Stock, and


		(2) Such other funds which may be established from time to time by the Investment
			Committee.

(u)	"Matching Contributions" means the contributions
made by the Employers pursuant to Section 5.1. The portion of the Plan consisting of Matching
Contributions made prior to July 1, 1997 (as adjusted for earnings and losses attributable thereto) constitutes an employee stock ownership plan as defined in Section 4975(e)(7) of the Code and a stock bonus plan as described in Section
401(a) of the Code. Such portion of this Plan is hereinafter referred to as the "ESOP". The assets of the ESOP shall be invested primarily in qualifying employer securities as defined by
Section 4975(e)(8) of the Code. Other amounts invested in Stock may also be included in the ESOP portion of the Plan.

(v)	"Member" means an Employee who has satisfied the
requirements for membership in the Plan specified in Article III. An individual will continue to be considered a Member until all Accounts maintained on the Member's behalf have been either distributed or forfeited.

(w)	"Member Elected Contributions" means the Tax
Deferred Contributions and Taxed Contributions which a Member elects to have made under Article
IV.

(x)	"Plan" means this General Signal Corporation
Savings and Stock Ownership Plan as it may be amended from time to time.

(y)	"Plan Year" means (i) the calendar year beginning
on the Effective Date and each calendar year there-after prior to January 1, 1989, (ii) the period
January 1, 1989 through November 30, 1989 (iii) commencing December 1, 1989 the 12-month period commencing on each December 1 and ending on the succeeding November 30 until November 30, 1991,
(iv) the period December 1, 1991 through December
31, 1991 and (v) commencing January 1, 1992, the calendar year, and each calendar year thereafter.

(z)	"Retirement" means the Member's termination of
service for any reason with the Controlled Group on or after age fifty-five (55).

	(aa)	"Stock" means the Common Stock, par value of $1.00
per share, of the Company.

(bb)	"Tax Deferred Contributions" means contributions
made under Section 4.1 of this Plan at a Member's election pursuant to Section 401(k) of the Code and which, as to a Member, are considered tax deferred under Section 401(k) of the Code, but in an amount not to exceed $7,000 (as adjusted under Section
402(g) of the Code) or such greater amount which may be permitted to be contributed to the Plan on a tax deferred basis under a qualified cash or deferred arrangement under Section 401(k) of the Code.

	(cc)	"Taxed Contributions" means Member contributions
made under this Plan which do
		  not qualify for deferral under Section 401(k) of the Code.

(dd)	"Trust Agreement" means the instrument or
instruments executed between the Company and the Trustee or Trustees named therein which provides for the receiving, holding, investing, and disposing of the Trust Fund.

(ee)	"Trust Fund" means the assets of the Plan held by
the Trustee or Trustees.

(ff)	"Trustee" means the trustee or trustees at any time
acting under the Trust Agreement or Trust
Agreements.

(gg)	"Valuation Date" means the last business day of any
calendar quarter on which the New York Stock
Exchange is open for trading.


	ARTICLE III
	ELIGIBILITY AND MEMBERSHIP


3.1	Eligibility.  As of any Enrollment Date the individuals
who are eligible to participate in this Plan and become
Members are all those who:

	(a)	are Employees and

	(b)	are receiving Compensation.

3.2	Membership.  An eligible Employee can become a Member on
any Enrollment Date only if:

	(a)	the person has elected to have either Tax Deferred
Contributions or Taxed Contributions made to the Plan as specified in Article IV,

	(b)	the person has signed the enrollment form
prescribed by the Corporate Benefits Committee and filed it with the person's Employer on the first day of employment or subsequently at least fifteen
(15) days prior to the Employee's applicable
Enrollment Date, and

	(c)	the person is still an Employee and receiving
Compensation on the Enrollment Date.

	ARTICLE IV
	MEMBER ELECTED CONTRIBUTIONS

4.1	Tax Deferred Contributions.  A Member, unless the person
ceases to be an Employee, may elect to defer each pay period an amount equal to at least 1% but not more than 17% (only a whole percentage can be elected) of the Com-pensation which otherwise would have been paid to the Member during that period and have that amount contributed under the Plan on the Member's behalf by the Member's Employer as a Tax Deferred Contribution;
provided, however, that, even though the amount is not equal to a full percentage of Compensation, a Member may elect to make aggregate Tax Deferred Contributions of $7,000 (as adjusted under the provisions of Section
402(g)(5) of the Code), or such greater amount which may be permitted to be contributed to the Plan on a tax deferred basis under a qualified cash or deferred arrangement under Section 401(k) of the Code, in any taxable year; and further provided that such Tax
Deferred Contributions shall not exceed the amount permitted to be contributed under the provisions of
Section 415(c) of the Code or under the actual deferral percentage test under Section 401(k) (3)(A)(ii) of the Code and the regulations thereunder.

4.2	Taxed Contributions.  A Member may elect to make Taxed
Contributions for each pay period by payroll deductions in an amount equal to any whole number percentage of the Member's Compensation not to exceed 10% of the Member's Compensation subject to a minimum of 1% for a Member who has not elected any Tax Deferred Contributions. In addition, a Member's election of Tax Deferred
Contributions shall automatically be treated as an election of Taxed Contributions (subject to the 10% limitation on Taxed Contributions) to the extent additional Tax Deferred Contributions may not be made by reason of the limitation set forth in Section 2.1(bb).

4.3	Aggregate Limitation on Tax Deferred Contributions and
Taxed Contributions.  Notwithstanding the foregoing
provisions of Section 4.1 and 4.2, the aggregate per-
centage of  Tax Deferred Contributions and Taxed Contri-
butions may not exceed 17%.
4.4	Change in Contribution Rate.  A Member may discontinue
or change the Member's rate of Member Elected
Contributions only as of an Enrollment Date by filing the appropriate notice with the Member's Employer at least 15 days prior to the applicable Enrollment Date.
A Member may not have discontinued contributions made up, but may resume having contributions made as of any Enrollment Date by filing the enrollment election specified in Section 3.2.

4.5	Change in Employment Status.

	(a)	A Member who ceases to be an Employee, but who
remains in the employment of the Controlled Group, will have his or her Member Elected Contributions automatically discontinued as of the date of change of employment status. Such Member's Elected Contri-butions may be resumed on any Enrollment Date after the Member again becomes an Employee by filing the enrollment election specified in Section 3.2, but discontinued contributions cannot be made up.

	(b)	No Member Elected Contributions will be made to the
Plan for any period in which the Member is not receiving Compensation.

4.6	Payment of Member Elected Contributions to Trustee.  As
soon as practicable, but in no event later than 15 days after the last day of each month, the Employers will pay to the Trustee the amount of each Member's Elected
Contributions for each payroll paid in the month.

4.7	Modification of Member Elected Contributions to Satisfy
Code Requirements.

	(a)	In order to satisfy the deferral percentage
limitations imposed by Section 401(k)(3) of the Code or the actual contribution percentage limitation imposed by Section 401(m)(3) of the Code, the Corporate Benefits Committee may, at any time, in its sole discretion and without the prior consent of affected Members respectively limit the percentage of Tax Deferred Contributions and/or
Taxed Contributions elected by either all Members or all Members who are Highly Compensated
Employees. Such limitation will be imposed to the extent deemed necessary by the Corporate Benefits
Committee.

		If any Member's Tax Deferred Contribution rate is limited pursuant to this Section or the limitation set forth in Section 2.1(bb), the rate at which the Member has elected to make Taxed Contributions may be considered increased to the extent that the Member's Tax Deferred Contribution rate has been decreased. A Member's Taxed Contributions for the
Plan Year may not exceed 10% of the Member's Com-pensation for the Plan Year unless the Member is precluded by Section 6.3 from having any Tax
Deferred Contributions made to the Plan, in which case the Member's Taxed Contributions will be limited to 13% of the Member's Compensation for the Plan Year (any refund to the Member to comply with this limitation will be made as soon as practicable after the end of the Plan Year). In no event, however, shall a Member's Taxed Contributions exceed 10% of the Member's aggregate Compensation for all of the Plan Years of the Member's participation in the Plan.

	(b)	For purposes of determining whether the Plan
satisfies the deferral percentage limitation imposed by Section 401(k)(3) of the Code,

		(1)	the actual deferral percentage specified in
Section 401(k)(3)(B) of the Code for each Member will be the ratio of the Tax Deferred
Contribution allocated to the Member's
Accounts for the Plan Year to the Member's compensation which meets the requirements of
Section 414(s) of the Code and the regulations thereunder for the Plan Year, and

		(2)	If an individual has not satisfied the
eligibility requirements set forth in Section
3.1 of this Plan during any part of the Plan
Year, Compensation received by such person during that period will not be included in determining the person's "actual deferral percentage" within the meaning of Section
401(k)(3)(B) of the Code.

	(c)	All Member Elected Contributions are subject to the
limitations imposed in Section 6.3.

4.8	Contributions During Period Of Military Leave.
(a)	Without regard to any limitations on contributions
set forth in this Article IV, a Member who is credited with Continuous Employment under the provisions of Section 2.1(i)(3) because of a period of service in the uniformed services of the United
States, may elect to contribute to the Plan the Tax
Deferred Contributions and Taxed Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had the person remained continuously employed by the Employer throughout such period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Member's Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Tax Deferred
Contributions and Taxed Contributions so determined shall be limited as provided in the preceding
Sections of this Article IV and Sections 5.5 and
6.3 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the period, beginning with the date of reemployment or October 13, 1996, if later, whose duration is the lesser of three times the period of absence or five years. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article VI.

	(b)	With respect to a Member who makes the election
described in paragraph (a) above, the Employer shall make Matching Contributions on the make-up contributions in the amount described in the provisions of Sections 5.1, as in effect for the Plan Year to which such make-up contributions relate. Employer Matching Contributions shall be made during the period described in paragraph (a) above. Earnings (or losses) on Matching
Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article VI. Any limitations on Matching Contributions described in Sections 5.1,
5.5 or 6.3 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c)	All contributions under this Section 4.8 are
considered "annual additions," as defined in
Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 6.3 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.



	ARTICLE V
	EMPLOYER CONTRIBUTIONS


5.1	Matching Contributions.  On behalf of each Member in its
employ who is having Tax Deferred Contributions made to this Plan pursuant to Section 4.1 or has contributed Tax
Deferred Contributions on a year to date basis equal to 1% to 5% of the Member's Compensation for the entire
Plan Year (or who would have had Tax Deferred
Contributions made on the Member's behalf but for the limitations imposed in Sections 2.1 (bb) 4.1 or 6.3 of the Plan), as of any Enrollment Date, each Employer will make Matching Contributions to the Plan for each month, out of current or accumulated earnings and profits, equal to 100% of the first 3% of each such Member's
Compensation and 50% of each of the next 2% (in whole percentages) of each such Member's Compensation;
provided, however, that no Matching Contributions shall be made with respect to Compensation for any period during which a Member's right to make Member Elected
Contributions is suspended by reason of a withdrawal of matched Taxed Contributions (see Section 9.3). The
Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 4.1 and
5.5. If any portion of the Tax Deferred Contributions or Taxed Contributions to which the Matching
Contributions relate is returned to the Member under
Article XI or XII, the corresponding Matching
Contribution shall be forfeited and if any amount of the Matching Contribution is deemed an excess aggregate contribution under Article XIII, such amount shall be forfeited or distributed in accordance with the provisions of that Section.

5.2	Profit Requirement.  In the event that any Employer is
prevented from making its share of such Contributions it would be required to make as provided above because it has neither current nor accumulated earnings and profits, or because its current or accumulated earnings and profits are insufficient to make the required contribution, then the required Contribution or that portion of it in excess of the Employer's current or accumulated earnings and profits, if any, which the Employer is so prevented from making will be made for the Employer by the other Employers who have current or accumulated earnings and profits. If more than one of the other Employers has current or accumulated earnings and profits, then each such Employer will be charged and pay that portion of the prevented Contribution which bears the same ratio to the total prevented
Contributions as that Employer's current or accumulated earnings and profits (adjusted for its own Contribution deductible for the concurrent period without regard to its share of the said prevented Contribution) bears to the total current or accumulated earnings and profits of all Employers having such earnings and profits (adjusted to their Contributions deductible without regard to their share of the prevented Contribution); and, in making this determination, current accumulated earnings and profits for such period shall be computed as of the close of the concurrent period without diminution by reason of any dividends during the concurrent period, and current accumulated earnings and profits shall be computed as of the beginning of the concurrent period. Notwithstanding the above provisions of this paragraph, with respect to any period for which a consolidated federal income tax return is to be filed for all Employers, any required Contribution which an Employer may be prevented from making may be made for such Employer by any one or more of the other Employers on the above basis or any other basis that the Company may determine. The provisions of this paragraph will apply only to those Employers under the Plan which are Members of the "affiliated group" including the Company as the term "affiliated group" is defined in Section 1504(a) of the Code.

5.3	Payment to the Trustee.  As soon as practicable after
the end of each month, each Employer will pay or transfer to the Trustee the amount of its Matching
Contributions for such month.

5.4	Plan Expenses.
	(a)	The expenses applicable to each Investment Fund,
including (i) investment management fees and (ii) all proper charges and disbursements incurred with respect to each Investment Fund (including brokerage fees, transfer taxes, consulting fees, and any other expenses related to each applicable
Investment Fund) shall be paid out of the Trust
Fund and allocated to and deducted from the Accounts of Members based on the Members' pro rata share of each applicable Investment Fund unless such expenses are paid directly by each Employer.

	(b)	Except for expenses applicable to each Investment
Fund (see Section 5.4(a)), all costs and expenses incurred in administering the Plan, including the fees and expenses of the Trustees and of counsel and other administrative expenses, shall be paid by each Employer.

	(c)	Taxes, if any, on assets held by the Trustee or on
any income derived therefrom, and which are payable by the Trustee, shall be paid out of the Trust
Fund, and allocated to and deducted from the Accounts of Members based on the Members' pro rata share of all Investment Funds of the Trust Fund.

5.5	Limitations under Section 401(m) of the Code.  In no
event shall the Matching Contributions and Taxed Con-tributions exceed the limitations set forth in Section
401(m) of the Code and the regulations thereunder, including the multiple use of the alternative limitation under Section 401(m) (9) of the Code.

	ARTICLE VI
	MEMBERS' ACCOUNTS


6.1	Types of Accounts.  In addition to the Accounts main-
tained by the Corporate Benefits Committee with respect to Plan Years beginning on and after July 1, 1997, the Corporate Benefits Committee will establish and maintain on behalf of each Member:

	(a)	A Tax Deferred Contribution Account, to be credited
with the Member's Tax Deferred Contributions;

	(b)	Taxed Contribution Accounts, to be credited with:

		(1)	the Member's Taxed Contributions made prior to
January 1, 1987, and

		(2)	the Member's Taxed Contributions made after
December 31, 1986;

	(c)	A Rollover Account, to be credited with Transferred
Assets pursuant to Article XX;

	(d)	Matching Contribution Accounts, to be credited
with:

		(1)	the Matching Employer Contributions allocated
to the Member prior to July 1, 1997,

		(2)	the Matching Employer Contributions allocated
to the Member after June 30, 1997, and

		(3)	the Matching Employer Contributions allocated
to the Member form a prior employer;

	(e)	A Matured Stock Account, to be credited with
Matching Contributions when they become non-forfeitable in accordance with Article VIII of this Plan or Article IX of the Plan as in effect prior to this restatement if the Member terminated employment prior to July 1, 1997.

		All amounts will be credited to a Member's Accounts as of a Valuation Date and in the appropriate
Investment Fund, in accordance with the Member's investment election made pursuant to Article VII.

6.2	Valuation of Accounts.  As of each Valuation Date, the
Trustee will determine the net worth of the assets of each Investment Fund and report such value to the Investment Committee. In determining such net worth, the Trustee will evaluate the assets of each Investment Fund at their fair market value as of the Valuation Date and will deduct any liabilities or other amounts properly chargeable against each Investment Fund. The net worth of each Investment Fund will be allocated among the various Accounts of each Member in each Fund in the following manner:

	(a)	The opening balance in each Account in each Fund
will be determined by reducing the value of the Account as of the prior Valuation Date by any withdrawals or distributions made as of such prior
Valuation Date;

	(b)	The dollar amount of Member Elected Contributions
and Matching Contributions due each Account since the prior Valuation Date will be determined (the
"current quarter contributions"); and

	(c)	The fair market value of each Fund on the Valuation
Date as of which the determination is being made will be apportioned to each Member's Accounts in each Fund based on rate of return factors developed separately for the opening balances in all of the Accounts in the Fund and the current quarter contributions credited to all such Accounts.

6.3	Limitations Imposed Under Section 415 of the Code.
	(a)	The provisions of this Section 6.3 supersede all
other provisions of this Plan.

	(b)	The total Account Addition of any Member for any
calendar year may not exceed the lesser of:

		(1)	$30,000, is adjusted pursuant to Section
415(d) of the Code, or set forth in Section
415(b)(1) of the Code as in effect for the applicable calendar year), or

		(2)	25% of the Member's total compensation for
such calendar year. For this purpose, a Member's compensation is equal to the Member's
Compensation, except for calendar years
commencing prior to January 1, 1998, the Member's Tax Deferred Contributions and any salary deferral amounts which were included in gross income under Section 125 of the Code shall not be included in Compensation.

	(c)	The term "Account Addition" means the sum of the
following amounts allocated to a Member's Accounts for any calendar year:

		(1)	The Matching Contributions,

		(2)	the Member's Tax Deferred Contributions,

		(3)	the Member's Taxed Contributions,

		(4)	contributions allocated to any individual
medical account (as defined in Section
415(1)(2) of the Code) which is part of a defined benefit plan maintained by the Employer, and

		(5)	if the Member is a Key Employee (within the
meaning of Section 21.2(c) hereof), amounts attributable to medical benefits allocated to an account established for such Member in accordance with Section 419A(d) of the Code.

	For purposes of this paragraph (c), any Taxed Deferred
Contributions distributed under Article XII, and any Matching Contributions or Taxed Contributions distributed or forfeited under the provisions of Article
XI, XII or XIII shall be included in the annual addition for the year allocated.

	(d)	The Corporate Benefits Committee will apply the
limitation set forth in this Section 6.3 by taking into account the Account Additions under any other qualified defined contribution plan maintained by the Controlled Group. With respect to calendar years commencing prior to January 1, 2000, if any Member also participates in any defined benefit plan maintained by the Controlled Group, the sum of a Member's defined benefit plan fraction for such year as defined in Section 415(e)(2) of the Code and such Member's defined contribution plan fraction for such year as defined in Section
415(e)(3) of the Code will not exceed 1.0. In the event the sum of such fractions would exceed l.0, the Member's retirement benefit under such defined benefit plan shall automatically be reduced by the amount required in order that the sum of such fractions shall not exceed l.0.

	(e)	If amounts which would otherwise be allocated to a
Member's Accounts must be reduced to satisfy para-graph (b), the reduction will be made in the following order, but only to the extent necessary:

		(1)	The Member's unmatched Taxed Contributions
shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.

		(2)	The Member's unmatched Tax Deferred
Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member together with any earnings on the contributions to be returned.

		(3)	The Member's matched Taxed Contributions and
corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Taxed Contributions shall be returned to the Member, together with any earnings on those contributions to be returned, and the amount attributable to the Matching
Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.

(4)    The Member's matched Tax Deferred
Contributions and corresponding Matching
Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Tax deferred Contributions shall be returned to the Member together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the
Employer.


	ARTICLE VII
	INVESTMENT ELECTIONS


7.1.	Company Stock Fund.
	(a)	Subject to Section 7.1(d), Matching Contributions
made prior to July 1, 1997 shall be invested in Stock, but they may be invested in short term obligations of the United States government and other investments of a short-term nature, including commercial paper, pending investment in Stock. All
Matching Contributions credited on or after July 1, 1997 shall be invested in the Investment Funds in the same proportions as selected by the Member for Member Elected Contributions.

	(b)	Subject to Section 7.1(c), cash dividends and cash
proceeds of any other distributions received on the Stock will be reinvested in the same manner. The shares of Stock from time to time required for the purposes of this Plan will be acquired by the Trustee by purchase in the open market, or, if directed by the Company, by contribution in kind or by purchase privately from the Company or any other person at a price per share equal to the closing price per share at which the shares of Common Stock of the Company were sold on the New York Stock
Exchange on the last business day preceding the day of the purchase; it being understood that shares purchased from the Company may be either treasury shares or authorized but unissued shares, if the Company shall make such shares available for the purpose, and that the Trustee in its discretion may refrain from making purchases in the open market whenever in the light of current market conditions it deems such refraining to be in the best interests of the Members and beneficiaries in the Plan.

	(c)	Notwithstanding the provisions of Section 7.1(b),
the Investment Committee may, in its discretion, elect to have all cash dividends received on the Stock by the ESOP be distributed in cash to Members or their Beneficiaries, as the case may be. Such distribution shall be in an amount attributable to the shares of Stock held for each such Member or Beneficiary in such Member's or Beneficiary's
Accounts, whether or not the Member is vested in such shares at the time of such payment. Distri-bution shall be made not later than 90 days after the close of the Plan Year in which the dividends are paid. All such dividends are nonforfeitable to the Member or Beneficiary when distributed even when they are paid with respect to shares of Stock in which the Member or Beneficiary has not attained a nonforfeitable interest as of the date of such distribution.

	(d)	A Member may transfer part or all of the balance of
the Member's Matching Contribution Account which represents the amount of the company matching contributions previously made to either the Best
Power Technology, Inc. Retirement Investment Plan and Trust or the Retirement Savings Plan for Employees of Data Switch Corporation to another
Investment Fund as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Benefits Committee.

	(e)	A Member who shall have attained age 55 and shall
have had at least five years of Continuous Employ-ment may transfer part or all of the balance of the Member's Matching Contribution Account
(attributable to Matching Contributions made prior to July 1, 1997) in the Member's Company Stock Fund to another Investment Fund as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Benefits Committee.

7.2	Funds for Member Elected Contributions.
	(a)	All Members' Elected Contributions will be invested
in the Investment Funds selected by the Member in 10% increments, at the time the Member files the election specified in Section 3.2, from the Investment Funds which are made available from time to time by the Investment Committee for that purpose. All Members' Elected Contributions will be credited to their Accounts in the respective
Investment Funds. All dividends, interest, gains and losses of each Investment Fund will be rein-vested in that Investment Fund and credited to the Member's Accounts as of the applicable Valuation
Date. The Corporate Benefits Committee will from time to time inform the Members of the Investment
Funds provided under the Trust and specify all rules governing the investment by Members in such Funds.

	(b)	The making of an election of an Investment Fund is
the sole responsibility of each Member. Neither the Trustee, the Investment Committee, the Corporate
Benefits Committee, any Employer nor any of their officers, directors, or supervisors are authorized or permitted to advise a Member as to the election of any Investment Fund or Funds or the manner in which the Member's Accounts ought to be invested.

	(c)	A Member may change the Member's investment
election for future Member Elected Contributions as of the first day of any calendar quarter on 15 days' notice of such change to the Corporate
Benefits Committee, which notice shall specify the new investment election.

	(d)	A Member may transfer part or all of the balance in
the Member's Accounts in any Investment Fund to one or more other Investment Funds as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Benefits Committee.

 7.3	Distributions.

	(a)	Withdrawals and distributions from the Trust Fund
will be charged to the Member's Accounts in each Fund. The Corporate Benefits Committee may establish rules and regulations and accounting conventions to determine the particular Account and Fund to be charged in the case of a withdrawal or distribution of less than the entire balances in all of a Member's Accounts in all Funds.

	(b)	The distributable amount in a Member's Account in
each Fund will be determined on the basis of the value of such Account on the Valuation Date coin-cident with or next preceding the date on which the distribution is effected.

	(c)	All withdrawals and distributions will be made in
cash; provided, however, that, with respect to a distribution under Article IX or X, a Member may elect to have the Member's distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of the Member's interest in the Company Stock Fund.

	ARTICLE VIII
	VESTING


8.1	Vesting.   Each Member is at all times 100% vested the
value of (a) the participant's Member Elected
Contribution Accounts and (b) after July 1, 1997 the
Member's Matching Contribution Account. A Member who terminated employment prior to July 1, 1997 and who elected not to receive a distribution from the Plan until after the Member"s rights become nonforfeitable will vest in the Member's Matching Contribution Account effective as of July 1, 1997.

 8.2	Termination of Employment and Transfer Prior to Vesting.
 If a Member's employment
	with the Controlled Group terminated prior to July 1,
1997 and the Member is not 	reemployed before incurring
five consecutive 1-year breaks in service (as defined in
Section 	10.3), the balance of the Member's Matching
Contributions Account will be forfeited as of
	December 31 of the calendar year in which occurs the
fifth such consecutive 1-year break in 	service and will be
applied as provided in Section 14.1, unless the Member elected not to
	receive a distribution from the Plan until after the Member's rights become nonforfeitable.



	ARTICLE IX
	IN SERVICE WITHDRAWALS

9.1	Elections to Withdraw Funds and Payment.  All withdrawal
requests for Members who are actively employed must be made on the form prescribed by the Corporate Benefits
Committee, specifying the amount to be withdrawn.  Each
Member will be entitled to four withdrawal requests per calendar year. All withdrawals will be made as of the Valuation Date which follows by at least 15 days the date on which the Corporate Benefits Committee receives notice of the withdrawal, but the Corporate Benefits
Committee may, in its sole discretion, impose from time to time such other restrictions or conditions on withdrawals as it deems necessary to preserve the integrity of the Trust Fund. Payment to a Member will be made in a lump sum in cash as soon after the Valuation Date as practicable; provided, however, that a Member may elect to have the Member's distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of the Member's interest in the Company Stock Fund. All in-service withdrawals will be paid pro rata from the Investment Funds of the Member.

9.2	Order of Withdrawals.  All withdrawals by Members prior
to termination of employment with the Controlled Group will be charged to a Member's Accounts in the order and under the conditions, if any, which follow:

	(a)	First, to the Member's Taxed Contribution Account,

	(b)	Second, to the Member's Matured Stock Account; pro-
vided, however, that a Member who has not been a Member for at least 60 months prior to the effective date of a withdrawal may not withdraw amounts attributable to Matching Contributions made less than 24 months prior to the effective date of the withdrawal,

	(c)	Third, to the Member's Tax Deferred Contribution
Account if the withdrawal is after such Member has attained 59 1/2 without proof of hardship, and

	(d)	Fourth, to the Member's Tax Deferred Contribution
Account if the withdrawal is on account of hardship and is approved by the Corporate Benefits
Committee; provided, however, that on and after January 1, 1989, only the amount of the Tax
Deferred Contributions (but no earnings thereon) may be included in a hardship withdrawal. The
Corporate Benefits Committee may authorize a hardship withdrawal only if (i) the Member certifies that the Member requires financial assistance to meet an immediate and heavy financial need and other resources are not reasonably available to meet the need incurred or to be incurred in the near future with respect to the Member's health or welfare or that of the Member's immediate family (such as for the purchase of a principal residence for the Member, medical expenses not covered by insurance, payment of tuition, and related educational fees and room and board expenses for post-secondary education for the Member, the Member's spouse or children or payment of amounts necessary to prevent the eviction of the employee from the Member's principal residence or foreclosure on the mortgage of the employee's principal residence), and (ii) the Member certifies to the precise amount required to satisfy the hard-ship. A Member shall furnish evidence of hardship satisfactory to the Corporate Benefits Committee which will be determined on a nondiscriminatory basis uniformly applicable to all Members similarly situated. A withdrawal may be authorized only to the extent necessary to satisfy the hardship. The
Corporate Benefits Committee's decision shall be final and binding on the Member.

9.3	Withdrawal of Matched Taxed Contributions.  If a Member
withdraws any Taxed Contributions that are matched by the Employer and such Taxed Contributions have not been held by the Plan for at least two years, the Member's right to make Member Elected Contributions shall be suspended for a period of three months.



9.4	Additional Rules.  The Corporate Benefits Committee may
prescribe from time to time such additional rules with respect to withdrawals (including restricting a Member's right to make Member Elected Contributions) as it deems appropriate to further the purposes of the Plan, but no such rules will cause the forfeiture of vested Accounts.

9.5	Loans.  Pursuant to rules and regulations established by
the Corporate Benefits Committee, loans may be made pursuant to the Plan which shall be charged against a Member's Accounts. Such loans may not in the aggregate exceed the balance in such Accounts. In connection with such loans, the rules and regulations shall (a) provide for the securing of such loans by, among other things, the value of the Member's Accounts, (b) provide a reasonable rate of interest, (c) set forth the maximum loan term, (d) establish any minimum and maximum amounts, (e) provide a fixed repayment schedule
(including payroll deductions), and (f) establish such other requirements as the Corporate Benefits Committee shall deem appropriate. Loans shall be available to all Members on a non-discriminatory basis with a maximum of two loans outstanding at any time.


	ARTICLE X
	DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT


10.1	Distributions on Account of Retirement, Disability or
Death. Upon a Member's termination of service by reason of Retirement, Disability or upon a Member's death, there will be distributed to the Member (or in the case of the Member's death, to the Member's Beneficiary), in accordance with Section 10.4, the balance of the Member's Accounts determined as of the Valuation Date coincident with or next following such termination of service or death in accordance with Section 10.7. Such distribution shall commence as soon as practicable following such Valuation Date.

10.2	Other Distributions.  When a Member terminates employ-
ment with the Controlled Group on or after July 1, 1997 for reasons other than Retirement, death or Disability, the Member will receive a distribution of the value of all the Member's Accounts in a lump sum consisting of cash and/or whole shares of Corporation Common Stock credited to such Accounts as selected by the Member. If the amount credited to a Member's Accounts exceeds
$3,500, the distribution will not be made prior to the Member's attainment of age 62 unless the Member consents to the distribution of the Member's Accounts.

10.3	Restoration of Forfeitures.   If a Member forfeited the
Member's unvested Matching Contribution Accounts by reason of a distribution prior to July 1, 1997, such a Member may restore account balances which are forfeited by repaying the amount distributed to the Member which caused the forfeiture. Repayment may be made at any time prior to the earlier of (i) December 31 of the fifth calendar year after the calendar year in which the distribution was made or (ii) the date on which the Member incurs the Member's fifth consecutive 1-year break in service commencing after the distribution. For purposes of the preceding sentence, a 1 - year break in service means a 12-consecutive month period beginning on the severance from service date and ending on each anniversary thereof, provided that during such 12-consecutive month period the Employee does not perform an hour of service for which the Member is paid or entitled to payment for the performance of duties for an Employer or a member of the Controlled Group.

	The amount of a Member's repaid distribution will be credited to the Member's Account as of the Enrollment
Date which follows receipt by the Trustee of such repayment. The restoration of forfeited amounts will be effected as of such Enrollment Date by credit to the Member's Matching Contribution Account of Stock having a fair market value at the Enrollment Date equal to the fair market value at the date of forfeiture of the Stock forfeited by reason of the distribution. Repaid amounts will be invested in accordance with a new investment election filed by the Member with the Corporate Benefits Committee. A Member's restored Matching Contribution Account will be nonforfeitable immediately.

	The repayment of contributions and the restoration of forfeited amounts will not be considered in the Account
Addition as defined in Section 6.3.

10.4	Methods of Payment.

	(a)	Distributions from the Plan will be paid as
follows:

	     	(i)	Death.
			Any distribution of Accounts in the event of death of a Member will be made by a single payment to the Member's Beneficiary consisting of cash and Stock credited to the Member's
Accounts unless the Member has elected an alternate method of payment pursuant to subsection 10.4(a)(v), in which event the Member's remaining interest in the Member's
Accounts will be distributed in accordance with the method of payment being used as of the date of the Member's death.

	    	(ii)	Disability
			Any distribution of Accounts in the event of Disability of a Member while in the service of the Controlled Group will be made by a single payment to the Member consisting of cash and Stock credited to the Member's Accounts.

	   	(iv)	Termination of Service Prior to Age 55.
			Any distribution of Accounts on account of termination of service prior to age 55 pur-suant to Section 10.2 will be made by a single payment to the Member consisting of cash and Stock credited to the Member's Accounts.

		(v)	Retirement.
			Any distribution of the Member's Tax Deferred and Taxed Contribution Accounts on account of Retirement as defined in Section 2.1(z) will be made, subject to subsection 10.4(b), in one of the following ways selected by the Member, provided, however, that if such Accounts total less than $10,000 the distribution will be made only in one lump sum:

			(1)	in one lump sum;

			(2)	in installments over a period not ex-
ceeding ten years; or

				(3)	in the form of a non-commutable and non-
assignable annuity but only if a group
annuity contract constitutes a part of
the Trust Fund. Any such annuity shall be in such form that more than 50% of its actuarial value at its commencement date is attributable to payments to be made to the Member the himself, unless the annuity is payable for a period not extending beyond the life expectancy of the Member and the Member's spouse.
Notwithstanding the foregoing, the
annuity option pursuant to this Section
10.4(a)(v)(3) shall not be available in
the case of a Member who has any loan
outstanding pursuant to Section 9.5.

		No form of distribution permitted under this
Section 10.4(a) shall provide for payments over a period exceeding (i) the life of the Member, (ii) the life expectancy of the Member, (iii) the joint lives of the Member and the Member's designated
Beneficiary, or (iv) the joint life and last survivor expectancy of the Member and the Member's designated Beneficiary (redetermined annually if the Member's spouse is the Member's designated
Beneficiary).

	(b)	If the Member elects to receive an annuity pursuant
to Section 10.4(a)(v)(3), then any distribution
(except distribution in Stock) made to a Member who is married on the distribution date will be made in the form of a Qualified Joint and Survivor Annuity unless the Member elects otherwise in the manner described below. A Qualified Joint and Survivor
Annuity is an annuity which (i) has an actuarial value equivalent to the amount of the Member's distribution (less the value of the Stock distributed) and (ii) provides for a distribution during the Member's life commencing on the date of the Member's Retirement, with the provision that after the Member's death (whether before or after commencement of benefit payments to the Member) distribution at a rate equal to 50% of the rate of the distribution during the Member's life (or which would have been made during the Member's life had payments commenced on the first day of the month next succeeding that in which the Member's death occurs) shall be paid during the life of, and to, the Member's spouse provided the Member's spouse survives the Member.

		A Member may elect by written notice to the Corporate Benefits Committee, at any time during the election period (and after having received from the Corporate Benefits Committee a written notice of the availability of such election and the avail-ability upon request of a written explanation of the effect of receiving a distribution in the form of a Qualified Joint and Survivor Annuity pursuant to this Section 10.4) to receive a distribution in the form of an annuity other than the Qualified
Joint and Survivor Annuity, but only if the Member's spouse consents to such election in a writing that acknowledges the effect of such election and that is witnessed by a notary public or Plan representative. The election period will begin 90 days prior to the commencement of payment of a benefit which could be paid in the form of an annuity to the Member hereunder and will end on the date of commencement of payment of such benefits.
If the Member requests during the election period a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Member's benefits (in terms of dollars per annuity payment) of making an election not to take the same, payment of benefits in any other form will be delayed until the 90th day after such written explanation is given, and the Member's request for such an explanation shall constitute an election that commencement of payment of benefits shall be so delayed. The Corporate
Benefits Committee will notify each Member who elects to receive an annuity not later than 7 days after commencement of the election period of the Member's right to request the written explanation referred to above. The written explanation will in all cases be provided to the Member within 7 days after receipt of the Member's request therefor.
The election in writing will be revocable until the election period has expired and shall clearly indicate the Member's election to receive the Member's benefit hereunder in a form other than that of a Qualified Joint and Survivor Annuity.

10.5	Withholding of Taxes.  Income taxes will be withheld
from distributions and withdrawals as required under applicable laws.

10.6	Restrictions on Cashouts.  Unless a Member consents to
the distribution of the Member's Accounts in accordance with the provisions of Section 10.1 or 10.2, as applicable, if the nonforfeitable amount credited to such Member's Accounts exceeds $3,500, the distribution shall not commence prior to the Member's attainment of age 62.

10.7	Elections for Distributions and Payment.  All
distribution requests by Members must be made on the form prescribed by the Corporate Benefits Committee.
All distributions will be made as of the Valuation Date which follows by at least 15 days the date on which the Corporate Benefits Committee receives notice of the distribution. Payment to a Member will be made in a lump sum in cash as soon after the Valuation Date as practicable; provided, however, that a Member may elect to have the Member's distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of the Member's interest in the Company Stock
Fund.

10.8	Waiver Of Notice Period.  Except as provided in the
following sentences, if the value of the vested portion of a Member's Accounts exceeds $3,500, an election by the Member to receive a distribution shall not be valid unless the written election is made (a) after the Member has received the notice required under Section 1.411(a)-
11(c) of the Income Tax Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If a distribution is one to which Sections
401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)	the Corporate Benefits Committee clearly informs
the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Member, after receiving the notice under
Sections 411 and 417, affirmatively elects a distribution.

	If the distribution is one to which Sections 401(a)(11) and 417 of the Code do apply, a Member may, after receiving the notice required under Sections 411 and 417 of the Code, affirmatively elect to have the Member's benefit commence sooner than 30 days following the Member's receipt of the required notice, provided all of the following requirements are met:

(i)	the Corporate Benefits Committee clearly informs
the Member that the Member has a period of at least
30 days after receiving the notice to decide when to have the Member's benefit begin and, if applicable, to choose a particular optional form of payment;

(ii)	the Member affirmatively elects a date for benefits
to begin and, if applicable, an optional form of payment, after receiving the notice;

(iii)	the Member is permitted to revoke the Member's
election until the later of the Member's benefit commencement date or seven days following the day the Member received the notice;

(iv)	the Member's benefit commencement date is after the
date the notice is provided; and

(v)	payment does not commence less than seven days
following the day after the notice is received by the Member.

10.9	Age 70" Required Distribution.  Notwithstanding any
provisions of the Plan to the contrary, if a Member is a Five Percent Owner, distribution of the Member's
Accounts shall begin no later than the April 1 following the calendar year in which the Member attains age 70'.
No minimum distribution payments will be made to a Member while in service under the provisions of Section
401(a)(9) of the Code on or after January 1, 1997 if the Member is not a Five Percent Owner and attains age 70' in 1996 or later. Such Member may, however, elect to receive in-service withdrawals in accordance with the provisions of Article IX while the Member remains in service.

	In the event a Member, other than Member who is a Five
Percent Owner, was receiving minimum distribution payments while in service in accordance with the provisions of Section 401(a)(9) of the Code on December
31, 1996, the Member may elect to suspend payments due on and after April 1, 1997 while the Member remains in service in accordance with such uniform rules as the Corporate Benefits Committee shall adopt.

10.10	Distribution Limitation.  Notwithstanding any other
provision of this Article X, all distributions from this Plan shall conform to the regulations issued under
Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.


	ARTICLE XI
	DISTRIBUTION OF EXCESS DEFERRALS


11.1	In General.  Notwithstanding any other provision of the
Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15, 1988, and each April 15 thereafter to Members who claim such Allocable Excess Deferral Amounts for the preceding calendar year.

11.2	Definitions.  For purposes of this Article XI, "Excess
Deferral Amount" shall mean the amount of Tax Deferred
Contributions for a calendar year that the Member allocates to this Plan pursuant to the claim procedure set forth in Section 11.3.

11.3	Claims.  The Member's claim shall be in writing, shall
be submitted to the Corporate Benefits Committee no later than March 1; shall specify the Member's Excess
Deferral Amount for the preceding calendar year; and shall be accompanied by the Member's written statement that if such amounts are not distributed, such Excess
Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections
401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Member by Section 402(g) of the Code for the year in which the deferral occurred.

11.4	Maximum Distribution Amount.  The Excess Deferral Amount
distributed to a Member with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Tax Deferred Contributions for the calendar year. To the extent the Excess Deferral Amount was matched by Matching Contributions, the Matching
Contributions, adjusted for gains or losses, shall be forfeited.


	ARTICLE XII
	DISTRIBUTION OF EXCESS CONTRIBUTIONS


12.1	In General.  Notwithstanding any other provision of the
Plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Members on whose behalf such Excess Contributions were made for the preceding Plan Year.

12.2	Excess Contributions.  For purposes of this Article XII,
"Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

12.3	Determination of Income.  The income allocable to Excess
Contributions shall be determined by multiplying income allocable to the Member's Tax Deferred Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Member for the preceding Plan Year and the denominator of which is the Member's account balance attributable to Tax Deferred
Contributions on the last day of the preceding Plan
Year.

12.4	Maximum Distribution Amount.  The Excess Contributions
which would otherwise be distributed to the Member shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Tax Deferred
Contributions distributed to the Member; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Member's account under the Plan or the Member's Tax Deferred
Contributions for the Plan Year. In the event the Excess Contributions were matched by Matching
Contributions, those Matching Contributions, adjusted in gain or losses, shall be forfeited.

	ARTICLE XIII
	DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS


13.1	In General.  Excess Aggregate Contributions and income
allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to
Members to whose accounts Taxed Contributions or Matching Contributions were allocated for the preceding
Plan Year.

13.2	Excess Aggregate Contributions.  For purposes of this
Article XIII, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

13.3	Determination of Income.  The income allocable to Excess
Aggregate Contributions shall be determined by multiplying the income allocable to the Member's Taxed
Contributions and Matching Contributions for the Plan
Year by a fraction, the numerator of which is the Excess
Aggregate Contributions on behalf of the Member for the preceding Plan Year and the denominator of which is the sum of the Member's account balances attributable to Taxed Contributions and Matching Contributions on the last day of the preceding Plan Year.

13.4	Maximum Distribution Amount.  The Excess Aggregate
Contributions to be distributed to a Member shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Taxed Contributions and Matching Contributions for the Plan Year.

13.5	Accounting for Excess Aggregate Contributions.  Excess
Aggregate Contributions shall be distributed from the Member's Taxed Contribution Account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Member's
Matching Contribution account in proportion to the Member's Taxed Contributions and Matching Contributions for the Plan Year.

13.6	Allocation of Forfeitures.
	(a)	Amounts forfeited by Highly Compensated Employees
under this Article XIII shall be:

		(i)	Treated as Account Additions under Section 6.3
and either;

		(ii)	Applied to reduce employer contributions if
forfeitures of Matching Contributions under the Plan are applied to reduce employer con-tributions; or

		(iii)	Allocated, after all other forfeitures under
the Plan, and subject to Section 13.6(b), to the same Members and in the same manner as such other forfeitures of Matching Contribu-tions, are allocated to other Members under the Plan.

	(b)	Notwithstanding the foregoing, no forfeitures
arising under this Article XIII shall be allocated to the account of any Highly Compensated Employee.

	ARTICLE XIV
	APPLICATION OF FORFEITURES


14.1	Any amount which is forfeited by a Member pursuant to
Sections 8.2, 11.4, 12.4, 13.5 and 18.7 will be applied, as soon as practicable, to reduce Matching Contribu-tions.


	ARTICLE XV
	TRUST

15.1	Trustee.  The Investment Committee will appoint the
Trustee or Trustees under the Plan. The Company may, without reference to or action by any Employee, Member or Beneficiary or any other Employer, enter into a Trust
Agreement or Agreements with the Trustee or Trustees and from time to time enter into further agreements with the Trustee or Trustees amending the Trust Agreement or Agreements. The Investment Committee may at any time remove the Trustee or Trustees and appoint a successor
Trustee or Trustees.

15.2	Acquisition Loans.  The Investment Committee may from
time to time direct the Trustee to incur an Acquisition
Loan (as hereinafter defined). An "Acquisition Loan" shall mean a loan to the Trust by a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975(e)(7) of the Code, or any other loan which is treated as involving an extension of credit to the Trust by such a "party in interest" or "disqualified person". Each Acquisition
Loan must satisfy the requirements set forth in Treasury Regulation Section 54.4975-7(b).

	Except as provided herein or as otherwise required by applicable law, no security acquired with the proceeds of any Acquisition Loan by the ESOP may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP, whether or not the ESOP is then an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. Any qualifying employer security, within the meaning of Code Section 4975(e)(8), which may be acquired with the proceeds of any Acquisition Loan by the ESOP, will be subject to a put option if it is not publicly traded or if it is subject to a trading limitation when distributed. The put option will be exercisable only by a Member, the Member's Beneficiary, or by a person to whom the security passes by reason of a Member's death. Under the put option the security may be put to the Member's Employer or to the Company. The put option shall remain in effect for 15 months following the date the security is distributed. If a security ceases to be publicly traded without restric-tion within 15 months after distribution, the Company will notify each security holder in writing within 10 days that the security will be subject to the put option exercisable for the remainder of the 15-month period and will explain the option terms in such notice. The period of the option shall be extended a day for each day the notice is given after the 10-day period expires.

	The put option shall be exercised by written notice to the Employer. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which the option is exercisable is the value of the security, as determined under Section 54.4975-11(d)(5) of the Treasury
Department Regulations.  Securities put under this
Section 15.2 to the Employer or to the Company shall be paid for in cash upon receipt by the Employer or the Company of a properly endorsed stock certificate representing ownership in the securities. No restrictions as to payment shall apply, except by applicable state law. The rights and protections set forth in this Section 15.2 shall be non-terminable.

	The provisions of Treasury Department Regulation Section
54.4975-11(c) shall apply with respect to any assets obtained by the ESOP with the proceeds of any loan made to the ESOP.

15.3	Special Provisions If Exempt Loan Is Incurred.  Anything
in the Plan or the ESOP to the contrary notwithstanding, if an Acquisition Loan is incurred, the following special provisions shall apply:

	(a)	At the direction of the Investment Committee, any
dividends on allocated or unallocated shares of Common Stock of the Company acquired by the ESOP with the proceeds of an Acquisition Loan shall be applied to pay principal and interest on the loan
(except to the extent the amount of such dividends exceeds the remaining principal balance and interest on the loan).

	(b)	The Company shall contribute to the Trust an amount
which, when added to the dividends described in (a) above, is sufficient to make all required payments of principal and interest on the loan. Such contributions shall be made at such time or times as shall enable the Trustee to make required payments of principal and interest on the loan on a timely basis.

	(c)	If dividends on shares of Common Stock of the
Company allocated to the account of a Member are applied to the payment of principal or interest on an Acquisition Loan, shares of Common Stock of the Company with a value equal to the amount of such dividends shall be allocated to the Matching
Contribution Account of such Member. All other shares of Common Stock of the Company released from encumbrance under an Acquisition Loan shall be treated as Matching Contributions pursuant to
Section 5.1 in an amount equal to the value of such shares as of the date the allocation is made, and the Employer's obligation to make Matching Contri-butions pursuant to Section 5.1 shall be reduced by a corresponding amount.

	ARTICLE XVI
	ADMINISTRATION

16.1	Authority and Responsibility of the Board of Directors.
  The Board of Directors shall have 	the exclusive
responsibility for:

	(a)	the appointment of a Finance Committee of the
Board, and its Chairman, which 			committee shall
be responsible for such duties as shall be delegated to it in
writing 			by the Board of Directors;

	(b)	the appointment of a Personnel and Compensation
Committee of the Board, and its 			Chairman, which
Committee shall be responsible for such duties as shall be
			delegated to it in writing by the Board of Directors.

	In addition to the above, the Board of Directors  shall
have such powers, duties and 	responsibilities granted or
imposed upon it elsewhere in the Plan.

16.2	Appointment of Corporate Benefits Committee.

	(a)	The Plan Administrator shall be a Corporate
Benefits Committee consisting of at 			least three
(3) members who shall be appointed from time to time by the
Personnel 			and Compensation Committee of the Board
of Directors to serve at its pleasure.  			Members of
the Corporate Benefits Committee may participate in the Plan
provided 		they are otherwise eligible to do so.

	(b)	The members of the Corporate Benefits Committee may
appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, may employ such counsel, accountants, actuaries, and such clerical services as they may require in carrying out the provisions of the Plan and may appoint one or more designees (who need not be members of the Committee) to serve at the pleasure of the Committee and to exercise such of the powers of the Committee as the Committee may specify.

	(c)	The Corporate Benefits Committee shall hold
meetings upon such notice, at such 			time, and at
such place as they may determine.

	(d)	The Corporate Benefits Committee shall establish
its own rules of procedure.

16.3	Powers and Duties of the Corporate Benefits Committee.
 Subject to the limitations of the Plan, the Corporate
Benefits Committee shall be generally responsible for the administration, interpretation and compliance requirements under applicable laws pertaining to the Plan. To this end it shall, by way of illustration and not limitation:

	(a)	be the named fiduciary for administration of the
Plan;

	(b)	meet periodically with respect to the
responsibilities delegated to the Corporate
	Benefits Committee by the Board of Directors;

	(c)	be responsible for and adopt a program for the
administration of the Plan;

	(d)	establish and maintained all Plan documents;

	(e)	be responsible for reporting and disclosure as
required by the Act;

	(f)	delegate to the Human Resources Department (i) the
responsibility for assuring 			compliance with the
reporting and disclosure requirements of the Act other than
		those involving financial reporting or disclosure,
and (ii) such other duties as it 			shall determine
from time to time;

	(g)	engage the Plan's administrative service providers
and such other counselors and 			advisors as it shall
deem necessary or advisable;

	(h)	adopt a claims procedure for the Plan;

	(i)	delegate its authority to perform any act
hereunder, including those matters 				involving
the exercise of discretion, to such members, subcommittees or
agents as it 		shall require or deem advisable in
discharging its responsibilities;

	(j)	determine its own rules of procedure;

	(k)	interpret all the terms of the Plan in its sole
discretion, and the determination of the
	Corporate Benefits Committee as to the interpretation of
 the Plan or any disputed 			question shall be
conclusive and final to the extent permitted by applicable law;

	(l)	to decide all questions concerning the Plan and the
eligibility of any Employee to 			participate in
the Plan;

	(m)	to compute the amount of benefits which shall be
payable to any Member, retired 			Member,
contingent annuitant, or beneficiary in accordance with the
provision of 			the Plan, and to determine the
person or persons to whom such benefits shall be paid; and

	(n)	to authorize the payment of benefits.

	In addition to the above, the Corporate Benefits
Committee shall have such powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.



16.4	Appointment of Investment Committee.

(a)	The Investment Committee shall be an investment
committee consisting of at least three (3) members who shall be appointed from time to time by the Finance Committee of the Board. Members of the Investment Committee may participate in the Plan provided they are otherwise eligible to do so.

	(b)	The members of the Investment Committee may appoint
from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, may employ such counsel, accountants, actuaries, and such clerical services as they may require in carrying out the provisions of the Plan, and may appoint one or more designees (who need not be members of the Committee) to serve at the pleasure of the Investment Committee and to exercise such of the powers of the Investment Committee as the Committee may specify.

	(c)	The Investment Committee shall hold meetings upon
such notice, at such time, and at such place as they may determine.

	(d)	The Investment Committee shall establish its own
rules of procedure.

16.5	Powers and Duties of Investment Committee.  The
Investment Committee shall generally be responsible for all assets of the Plan. To this end it shall, by way of illustration and not limitation:

	(a)	be the named fiduciary for all assets of the Plan;

	(b)	meet periodically with respect to the
responsibilities delegated to the 	Investment
Committee by the Board of Directors;

	(c)	be responsible for monitoring the investment
performance of Plan assets and 			ensuring
compliance with applicable laws;

	(d)	appoint or remove any Trustee, investment manager,
or financial services 				provider, review all
written reports of the trustees or investment managers
		and, where required, file objections to such reports;

	(e)	meet directly, or through its authorized
representatives, with the investment
	managers on a regular basis and review their investment performance;

	(f)	engage the Plan's auditors, financial consultants
and such other
		counselors and advisors as it shall deem necessary or advisable;

	(g)	communicate to each Trustee or investment manager
all requirements and 				objectives of the
Plan which may be pertinent to the investment of Plan
		assets, 	establish investment standards and
policies and communicate the 				same to the
Trustee, investment managers or other funding agencies under
				the Plan;

	(h)	delegate to the Treasury Department (i) the
responsibility for assuring compliance with the financial reporting and disclosure requirements of ERISA, and (ii) such other duties as it shall determine from time to time;

	(i)	approve any fees expenses paid from the Trust Fund;
and

	(j)	delegate its authority to perform any act
hereunder, including those matters 				involving
the exercise of discretion, to such members, subcommittees or
				agents as it  shall require or deem
advisable in discharging its
	responsibilities.

	In addition to the above, the Investment Committee shall
have such powers, duties 			and responsibilities
granted or imposed upon it elsewhere in the Plan.

16.6	Name Fiduciaries.   For purposes of the Act, the
Corporate Benefits Committee and its members and the Investment Committee and its members are designated as
	named fiduciaries with respect to the fiduciary
matters for which they are 	responsible hereunder.
The Corporate Benefits Committee, the Investment
	Committee and the Company may designate persons, including persons other than "named fiduciaries" as defined in Act "402(a)(2), to carry out its rights,
powers, duties and responsibilities. Any member of the Corporate Benefits Committee or the Investment
Committee, any subcommittee or agent to whom the
Corporate 	Benefits Committee or the Investment Committee
delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan. An insurance company underwriting the Plan, or any administrative services provider administering the Plan, shall be the named
	fiduciary thereof with respect to the fiduciary matters for which it is responsible, as provided in the relevant contract, including the processing and reviewing of claims.

16.7	Uniform Administration.  Whenever, in the administration
of the Plan, any action by 	the Corporate Benefits
Committee, the Investment Committee or an Employer is
	required, such action shall be uniform in nature as
applied to all persons similarly 	situated.

16.8	Indemnification of Fiduciaries.  To the maximum extent
permitted by law, no member of the Corporate Benefits Committee or Investment Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of said Committees nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Corporate Benefits
Committee, Investment Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan, or to the management and control of the assets of the Plan, may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful misconduct. Each of the Employer will pay such proportion of any claim and/or expense as the Company directs. This indemnification is not intended to relieve any member of the Corporate Benefits Committee or the Investment Committee from any liability he or she may have under the Act for breach of a fiduciary duty or otherwise under part 4 of Title I of the Act.

16.9	Compensation and Bonding.  The members of the Corporate
Benefits Committee and the Investment Committee shall not receive any special compensation for service in their capacities as members of the Corporate Benefits
Committee and the Investment Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security (except as otherwise required by federal law) need be required of the Corporate Benefits Committee or the Investment
Committee or any member thereof in any jurisdiction.

16.10	Reliance on Advisors.  The Corporate Benefits Committee,
the Investment Committee and the Company shall be entitled to rely upon the advise, opinions, reports, statements and certificates of counsel, consultants, accountants and other experts retained by them.

16.11	Claims and Appeal Procedure.  If any claim for benefits
under the Plan is wholly or partially denied, the Corporate Benefits Committee shall give written notice by registered or certified mail of such denial to the claimant within 90 days after receipt of the written claim by the Corporate Benefits Committee. Notice must be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The
Corporate Benefits Committee shall also advise the claimant that the claimant or the claimant's duly authorized representative may request a review by the Corporate Benefits Committee of the decision to deny the claim by filing with the Corporate Benefits Committee, within 65 days after such notice has been received by the claimant, a written request for such review. The claimant may review pertinent documents and submit issues and comments in writing within the same 65 day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request, unless special circumstances (including, but not limited to, a need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The claimant shall be given written notice within such 60 day period of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision was based.

	ARTICLE XVII
	APPROVAL BY THE INTERNAL REVENUE SERVICE


17.1	The Company intends to secure a determination that the
Plan is a qualified Plan under Section 401(a) and 401(k) of the Code, contributions to which are deductible by the Employers for Federal income tax purposes.

	All Matching Contributions and Tax Deferred Contri-butions made by the Employers are hereby expressly conditioned upon their deductibility under Section 404 of the Code and regulations issued thereunder, as amended from time to time, and if the deduction for any such Contributions is disallowed in whole or in part, then such Contributions (to the extent the deduction is disallowed) will be returned to the Employers upon direction of the Corporate Benefits Committee within one year after such disallowance.

17.2	Any modification or amendment of the Plan or the Trust
Agreement may be made retroactively if necessary or appropriate to cause the Plan to qualify or maintain its qualification as a Plan and Trust meeting the requirements of applicable sections of the Internal
Revenue Code and/or other Federal and State laws, as now in effect or hereafter amended or enacted or a determination to that effect. Any such modification or amendment, however, will not adversely affect any right or obligation of any Member theretofore accrued.

	ARTICLE XVIII
	GENERAL PROVISIONS

18.1	Member Statements.  As soon as practicable following
the end of each calendar quarter the Corporate Benefits
Committee will furnish to each Member a statement setting forth the balance credited to each of the Member's Accounts in each Investment Fund as of the end of such calendar year.

18.2	Communications to the Corporate Benefits Committee.
All elections, notices, designations and other communications to the Corporate Benefits Committee will be on the forms from time to time prescribed by the Corporate Benefits Committee, mailed or delivered to the Corporate Benefits Committee in care of the Member's Employer, and deemed to have been duly given upon receipt.

18.3	No Employment Rights.  The establishment of this Plan
will not be construed as conferring any legal rights upon any Employee or any other person for a continuation of employment, nor will it interfere with the rights of any Employer to discharge any Employee and/or to treat him or her without regard to the effect which such treatment might have upon him or her as a Member.

18.4 Members Assume Investment Risk. All benefits payable under the Plan will be paid or provided for solely from the Trust Fund and neither the Company nor any other
Employer assumes any liability therefor. Each Member assumes all risk connected with any decrease in the market value of any assets held by the Trustee under the Plan. Neither the Trustee, the Corporate Benefits
Committee, the Investment Committee nor any Employer in any way guarantees the Trust Fund against loss or depreciation, or the payment of any amount which may be or become due to any person from the Trust Fund.



18.5	Facility of Payment Provision.  If any person to whom a
payment is due hereunder is a minor or is determined by the Corporate Benefits Committee to be incompetent by reason of physical or mental disability, the Corporate
Benefits Committee may cause the payments becoming due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of any Employer, the Corporate Benefits Committee, or the
Trustee to see to the application of such payment.
Payments made pursuant to such power will operate as a complete discharge of all Employers, the Board, the Trustee and the Trust Fund.

18.6	Nonassignability of Benefits.  No right or interest of
any Member in the Plan is alienable, assignable or transferable, or, to the extent permitted by law, subject to any lien, in whole or in part, either directly or by operation of law, or otherwise, includ-ing, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Member in the Plan will be liable for, or be subject to, any obligation or liability of such Member. This Section
18.6 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, but shall not apply if the order is determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code. Notwithstanding any other provision of the Plan, benefits payable under the Plan shall be paid under the terms of any such qualified domestic relations order.

18.7	Prevention of Escheat.  In the event any distribution
mailed to a Member or the Beneficiary at the last known address remains unclaimed by the Member or the Member's
Beneficiary as the case may be, for a period of 24 months and payment cannot be made alternatively to the estate of either and no surviving spouse, child, parent, brother or sister, or grandchild of the Member or Beneficiary are known to the Employer or the Trustee, or if known, cannot with reasonable diligence be located, the amount payable
	may be canceled on the records of the Plan and used to reduce Matching Contributions, except that if the Member or Beneficiary later notifies the Corporate
Benefits Committee of the Member's whereabouts and requests the amount due the Member under the Plan, the amount will be paid in accordance with Article X.

18.8	Designation of Beneficiary.

	   (a)	Any Member may at any time and from time to
time designate the Beneficiary to whom the amounts in the Member's Accounts will be delivered in the event of the Member's death. Any such designation will take precedence over any testamentary or other disposition. Such designation or any change or cancellation of such designation under this Plan will become effective only upon the receipt thereof as provided in Section 18.2, and will then relate back to the date of its execution; provided, however, that neither the Trustee, the Corporate
Benefits Committee, nor the Employer will be liable by reason of any payment made before receipt of such designation, change, or cancellation to the Member's estate or to any Beneficiary previously designated.

	(b)	Notwithstanding any other provision of the Plan to
the contrary, a married Member who designates a Beneficiary other than the Member's spouse must obtain the written consent of such spouse, which consent acknowledges the effect of such designation and is witnessed by a notary public or Plan repre-sentative.

	(c)	If no Beneficiary designation is effective pursuant
to this Section 18.8, or if the Corporate Benefits
Committee or the Trustee are in doubt as to the right of any claimant, or if the designated
Beneficiary predeceases the Member, the amount in question may, in the discretion of the Corporate
Benefits Committee, be paid directly to the estate of the Member, in which event the Trustee, the Employer, and
		the Corporate Benefits Committee will have no further responsibility or liability with respect thereto.

	(d)	Upon receipt by the  of evidence satisfactory to it
of the death of a Member and of the existence and identity of the Beneficiary designated by the Member, the Trustee shall pay to such Beneficiary an amount equal to the balance of the Member's
Accounts in accordance with the provisions of
Article X.

18.9	Voting Rights.  Before each annual or special meeting
of stockholders of the Company, the Company will cause the Trustee to send to each Member a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Stock allocated to the Member's Accounts. Upon receipt of such instructions in conformance with the proxy solicitation material, the Trustee will vote the shares of Stock as instructed. Instructions received from individual
Members by the Trustee will be held in strictest confidence and will not be divulged or released to any person, including officers or employees of any Employer. The Trustee will vote the shares of Stock for which no instructions have been received in the same proportion as the shares for which instructions have been received.

18.10	Tender or Exchange Offer.  Notwithstanding any other
provision of this Plan or of the Trust Agreement, the Investment Committee shall be the sole named fiduciary with respect to the control and management of assets held in the Company Stock Fund and the Trustee shall have no authority or responsibility with respect to such control or management. If a tender or exchange offer is made for Stock, the Investment Committee shall determine whether, under the circumstances the terms of the offer are such that the provisions of the Plan and Trust Agreement requiring retention of Stock in the Company Stock Fund (other than to effect distributions or inter-account transfers under the Plan) can no longer be validly applied without violation of Section 404(a) of the Act. In making such determination the Investment Committee shall take into account the purpose of the Plan to invest Employer contributions and designated Member Elected Contributions in Stock.
If the Investment Committee determines that such provisions can no longer be validly applied, such Committee may, in its sole discretion, direct a disposition of Stock pursuant to such offer.

18.11	Fractional Interests in Stock.  Notwithstanding any
other provision of this Plan, no distribution of a fractional interest in Stock held by the Trustee will be made to any Member or the Member's Beneficiary. All fractional interests in Stock otherwise distributable from Members' Accounts will be the amount in such fund on the Valuation Date coincident with or next succeeding the date the distribution is to be made and a sum equal thereto will be distributed in cash. Any distribution in cash based on an interest in a fractional share will be considered for all purposes hereof as a distribution of the fractional interest in the share.

18.12	Payment or Distribution to a Member.  Any payment or
distribution to a Member, or in case of the Member's death to the Member's Beneficiary, at the last known post office address of the distributee on file with the Corporate Benefits Committee, will constitute a complete acquittance and discharge to each member of the Corporate Benefits Committee, every Director,
Officer, and employee of each Employer having an interest in the Trust Fund.

18.13	Service of Process.  The Corporate Benefits Committee
is designated as the agent of each Employer and of the Plan for service of process to commence any legal proceeding against an Employer or against the Plan, pertaining to this Plan or the determination of any rights hereunder.

18.14	Governing Law.  The validity of the Plan or any of its
provisions will be determined
 	under, and it shall be construed and administered according to, the laws of the State of
	New York, except as may be required by any provision of
the Act.
18.15	Direct Rollover of Eligible Rollover Distributions..
This Member's Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Corporate Benefits
Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
 For purposes of this Section, the following definitions apply.

	(a)		Eligible rollover distribution:  An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan
described in Section 403(a) of the Code, or a
qualified trust described in  Section 401(a) of
the Code, that	accepts the distributee's
eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

	(c)		Distributee:  A distributee includes an Employee
or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

	(d)		Direct rollover:  A direct rollover is payment by
the Plan to the eligible retirement plan specified by the distributee.

18.16	Verti-Line Product Line of Aurora Pump.  Active
Employees of the Verti-Line product line of Aurora Pump on March 17, 1986 shall be 100% vested in the Matching
Contributions as of March 17, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.17	Tapco International, Inc.  Active Employees of Tapco
International, Inc. on March 31, 1986 shall be 100% vested in the Matching Contributions as of March 31, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.18	Warren Communications, Littleton, Massachusetts. Active
Employees of Warren Communications, Littleton,
Massachusetts on August 15, 1986 shall be 100% vested in the Matching Contributions as of August 15, 1986 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plans.

18.19	GS Electric Motors, Inc.  Active Employees of GS
Electric Motors, Inc. involuntarily terminated as a result of the closing of the Racine facility on August
15, 1986 shall be 100% vested in the Matching
Contributions as of August 15, 1986 and shall receive such
	benefits at such time as they become entitled to them under the normal terms of such Plan.

18.20	Kieley & Mueller.  Active Employees of Kieley & Mueller
involuntarily terminated as a result of the closing of the Kieley & Mueller plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.21	Cardion Electronics, Inc.  Active Employees of Cardion
Electronics, Inc. on September 12, 1986 shall be 100% vested in the Matching Contributions as of September
12, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan or to elect a trust to trust transfer of their account balances to the "qualified" defined contribution plan of ISC Defense and Space Group.

18.22	Drytek, Inc.  For employees of Drytek, Inc., as of
January 1, 1987, former service with Drytek, Inc. shall be recognized as Continuous Employment for meeting the one-year service requirement for Matching
Contributions.

18.23	Nelson Electric, Homer, Louisiana.  Active Employees of
Nelson Electric, Homer, Louisiana involuntarily terminated as a result of either the sale of the Marine
Hardware Division on June 23, 1986 or the closing of the facility on April 10, 1987 shall be 100% vested in the Matching Contributions as of June 23, 1986 or April
10, 1987, respectively,
	and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.24	Cincinnati Time, Inc.  Active Employees of Cincinnati
Time, Inc. on May 2, 1987 shall be 100% vested in the Matching Contributions as of May 2, 1987 and shall receive such
	benefits at such time as they become entitled to them under the normal terms of such Plan.

18.25	Nester Instruments Company.  Active Employees of Nester
Instruments Company involuntarily terminated as a result of the closing of the Nester Instruments Company on May 29, 1987 shall be 100% vested in the Matching
Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.26	Hydreco.  Active Employees of Hydreco on September 11,
1987 shall be 100% vested in the Matching Contributions as of September 11, 1987 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.27	Quali-Cast Corporation.  Active Employees of Quali-Cast
Corporation on September 19, 1987 shall be 100% vested in the Matching Contributions as of September 19, 1987 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.28	Anchor Electric.  Active Employees of Anchor Electric
on November 6, 1987 shall be 100% vested in the Matching Contributions as of November 6, 1987 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.29	BIF.  Active Employees of BIF involuntarily terminated
after December 1, 1987 as a
	result of the closing of the BIF facility at West
Warwick, R.I. shall be 100% vested in the
	Matching Contributions as of the date each such employee ceases to be employed and
	shall receive such benefits at such time as they become entitled to them under the normal
	terms of such Plan.

18.30	Marsh Instrument Company.  Active Employees of Marsh
Instrument Company on March 17, 1988 shall be 100% vested in the Matching Contributions as of March 17, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.31	Nelson Electric, Marine Division.  Active Employees of
Nelson Electric, Marine Division on March 29, 1988 shall be 100% vested in the Matching Contributions as of March 29, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.32	Ultraglas.  Active Employees of Ultraglas on January
22, 1988 shall be 100% vested in the Matching
Contributions as of January 22, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.33	Ultratech Photomask.  Active Employees of Ultratech
Photomask on April 1, 1988 shall be 100% vested in the Matching Contributions as of April 1, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.34	Ceilcote Company, Inc.  Active Employees of Ceilcote
Company, Inc. on April 29, 1988 shall be 100% vested in the Matching Contributions as of April 29, 1988 and shall receive such benefits at such times as they become entitled to them under the normal
	terms of such Plan or to elect a trust to trust transfer of their account balances to the Master
Builders Savings Investment Plan.

18.35	Karkar Electronics.  Active Employees of Karkar
Electronics involuntarily terminated after June 10,
1988 as a result of the consolidation of Karkar
Electronics into Tau-tron and Telecommunications
Technology or terminated after October 1, 1988 shall be
100%
	vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.36	Accutel.  Active Employees of Accutel involuntarily
terminated after September 13, 1988 as a result of the announcement of the closing of Accutel shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.37	Northeast Electronics Division.  Active Employees of
the Concord, New Hampshire plant of Northeast
Electronics Division terminated on and after October
28, 1988 as a result of the closing of the Concord, New Hampshire plant of Northeast Electronics Division shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.38	Camarillo Plan (Formerly BIF Accutel).  Active
Employees of the Camarillo plant involuntarily terminated after November 18, 1988 as a result of the closing of the Camarillo plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.39	Merrick Corporation.  Active Employees of the Merrick
Corporation involuntarily
	terminated after December 9, 1988 as a result of the
closing of the Merrick office shall be 	100% vested in the
Matching Contributions as of the date each such employee
ceases to
	be employed and shall receive such benefits at such
times as they become entitled to them 	under the normal
terms of such Plan.

18.40	Henschel.  Active Employees of Henschel on May 12, 1989
shall be 100% vested in the Matching Contributions as of May 12, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.41	Rucker & Kolls.  Active Employees of Rucker & Kolls on
October 26, 1989 shall be 100% vested in the Matching
Contributions as of October 26, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.42	Axel Electronics, Inc.  Active Employees of Axel
Electronics, Inc. on December 28, 1989 shall be 100% vested in the Matching Contributions as of December 28, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.43	Leeds & Northrup.  Active Employees of Leeds & Northrup
involuntarily terminated after February 28, 1990 as a result of the closing of the Irondale, Alabama facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits as such times as they become entitled to them under the normal terms of such Plan.

18.44	Aerotron.  Active Employees of Aerotron on March 14,
1990 shall be 100% vested in the Matching Contributions as of March 14, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.45	Ultratech Stepper.  Active Employees of Ultratech
Stepper whose employment was terminated between May 1, 1990 and July 9, 1990 in connection with the proposed consolidation of the GCA and Ultratech organizations into the GCA/Ultratech unit or involuntarily terminated on and after July 9, 1990 in connection with the proposed sale of Ultratech Stepper to New Enterprise
Associates, shall be 100% vested in the Matching
Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.46	Hevi-Duty, Puerto Rico.  Active Employees of Hevi-Duty,
Puerto Rico on May 17, 1990 shall be 100% vested in the Matching Contributions as of May 17, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.47	Leeds & Northrup.  Active Employees of Leeds & Northrup
involuntarily terminated after May 31, 1990 as a result of the closing of the Salt Lake City plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.48	GCA/Tropel.  Active Employees of GCA/Tropel terminated
on and after May 31, 1990 in connection with the transfer of its government business operation to Optimal Technology Incorporated of Rochester, New York shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive
	such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.49	Kayex.  Active Employees of Kayex involuntarily
terminated after October 19, 1990 as a result of the closing the Spitfire facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.50	Semiconductor Systems.  Active Employees of
Semiconductor Systems on December 3, 1990 shall be 100% vested in the Matching Contributions as of December 3, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.51	General Railway Signal Company.  Active Employees of
General Railway Signal Company on March 11, 1991 shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.52	New York Air Brake Company.  Active Employees of New
York Air Brake Company involuntarily terminated on and after December 10, 1990 in connection with the sale of New York Air Brake Company and active employees of New
York Air Brake Company on the date of sale, January 2,
1991, shall be 100% vested in the Matching
Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.53	GS Thinfilm.  Active Employees of GS Thinfilm
involuntarily terminated on and after October 26, 1990 in connection with the sale of GS Thinfilm and active employees of GS Thinfilm on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.54	Merrick Industries, Inc..  Active Employees of Merrick
Industries, Inc. on September 27, 1991 shall be 100% vested in the Matching Contributions as of September
27, 1991 and
	shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.55	Alarm and Control Product Line of Telecommunications
Technology.  Active Employees of the Alarm and Control
Product Line of Telecommunications Technology on
January 8, 1992 shall be 100% vested in the Matching
Contributions as of January 8, 1992 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.56	Telecommunications Technology. Employees of
Telecommunications Technology who are actively at work on January 27, 1992 and who are involuntarily terminated on and after January 27, 1992 in connection with either the sale of Telecommunications Technology or the closing of the Telecommunications Technology facility shall be 100% vested in the Matching
Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.57	Center for Precision Machining of GCA.  Active
Employees of the Center for Precision Machining of GCA involuntarily terminated on and after March 31, 1992 in connection with the sale of the Center for Precision Machining of GCA and active employees of the Center for Precision Machining of GCA on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed
	or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.58	Proportioneer Division of Lightnin.  Active employees
of the Proportioneer Division of Lightnin involuntarily terminated on and after April 13, 1992 in connection with the sale of the Proportioneer Division of Lightnin and active employees of the Proportioneer
Division of Lightnin on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.59	Switching Products Division of Hevi-Duty/Nelson.
Active employees of the Switching Products Division of Hevi-Duty/Nelson involuntarily terminated on and after April 13, 1992 in connection with the sale of the Switching Products Division of Hevi-Duty/Nelson and active employees of the Switching Products Division of Hevi-Duty/Nelson on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.60	Dynapower/Stratopower. Active employees of Dynapower/
Stratopower involuntarily terminated on and after April
21, 1992 in connection with the relocation of Dynapower/ Stratopower to Charleston, South Carolina shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.61	Ultratech Stepper Division.  Active Employees of the
Ultratech Stepper Division on March 5, 1993 shall be
100% vested in the Matching Contributions as of March
5, 1993
	and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.62	GCA Division and Tropel Division of General Signal
Technology Corporation.  Active Employees of the GCA
Division and the Tropel Division involuntarily terminated on and after March 26, 1993 as a result of the suspension of the Andover, Massachusetts production operations shall be 100% vested in the Matching
Contributions as of the date
	each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.63	Electroglas Division.  Active Employees of the
Electroglas Division on June 30, 1993 shall be 100% vested in the Matching Contributions as of June 30, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.64	Drytek, Incorporated.  Active Employees of Drytek,
Incorporated on June 30, 1993 shall be 100% vested in the Matching Contributions as of June 30, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.65	DeZurik, La Grange, Georgia.  Active Employees of
DeZurik involuntarily terminated as a result of the closing of the DeZurik, La Grange, Georgia facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.66	Dielectric Communications.  Active employees of
Dielectric Communications involuntarily terminated after December 1, 1993 as a result of the closing of the Dielectric Communications facility at Voorhees, New
Jersey shall be 100% vested in the
	Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.67	Lindberg / Revco.  Active employees of the Blue M
facility of Lindberg/Revco at Blue Island, Illinois involuntarily terminated as a result of the closing of the facility shall be 100% vested in the Matching
Contributions as of the date each employee ceases to be
	employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.68	Sola / Hevi-Duty.  Active employees of the Sola/Hevi-
Duty Lakeland, Florida plant involuntarily terminated in connection with closing of the plant on or after August 20, 1993, shall be 100% vested in the Matching
Contributions as of the date of termination and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.69	GCA Tropel.  Active employees of GCA Tropel
involuntarily terminated in connection with the sale of GCA Tropel on April 22, 1994 shall be 100% vested in the Matching Contributions as of the date of sale and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.70	UNIVAL Product Line of DeZurik.  Active employees of
UNIVAL Product Line of DeZurik involuntarily terminated as a result of the transfer of the Tampa, Florida plant to the McMinnville, Tennessee plant after June 30, 1994 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.71	Assembly Technologies.  Active employees of Assembly
Technologies on July 13, 1994 shall be 100% vested in the Matching Contributions as of July 13, 1994 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.72	Leeds & Northrup Company.  Active employees of Max
Systems, a product line of Leeds & Northrup Company, involuntarily terminated in connection with the sale of Max Systems shall be 100% vested in the Matching
Contributions and shall receive such
	benefits at such times as they become entitled to them under the normal terms of such Plan.

18.73	Telenex Corporation.  Active exempt and non-exempt
employees of Telenex Corporation involuntarily terminated in connection with the closing of the Springfield, Virginia plant shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.74	Leeds & Northrup Company.  Active employees of Leeds &
Northrup Company involuntarily terminated in connection with the sale of Leeds & Northrup Company shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.75	Telenex Corporation.  Active employees of Telenex
Corporation involuntarily terminated in connection with the closing of the AR Test Systems facility located at 7401 Boston Boulevard, Springfield, VA shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.76	Revco/Lindberg.  Active employees of Revco/Lindberg
involuntarily terminated in connection with the relocation of the Laboratory Furnaces Line from Watertown, WI to Asheville, NC shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.77	Elk Grove Facility of Sola Electric.	Active employees
of Sola Electric involuntarily terminated after September 21, 1995 as a result of the closing of the Elk Grove facility shall be 100% vested in the Matching
Contributions as of the date each such employee
	ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.78	Dynapower/Stratopower. Active employees of
Dynapower/Stratopower involuntarily terminate on and after October 23, 1995 in connection with the sale of Dynapower/Stratopower shall be 100% vested in the Matching Contributions as the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.79	Kinney Vacuum Company. Active employees of the Kinney
Vacuum Company on February 11, 1996 shall be 100% vested in the Matching Contributions as of February 11, 1996 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

ARTICLE XIX
	AMENDMENT, TERMINATION AND MERGER

19.1	The Company, by action of the Board of Directors, at
any time or from time to time may amend or modify the Plan to any extent that it may deem advisable. The
Human Resources Officer may adopt amendments to the Plan which it deems necessary or appropriate to comply with applicable laws or government regulations or which do not materially increase the annual cost of the Plan to the Employers. No such amendment shall:

	(1)		increase the duties and responsibilities of the
Trustee without its consent;

	(2)		have the effect of revesting in any Employer the
whole or any part of the principal or income of the Trust fund or of diverting any part of such principal or income to purposes other than for the exclusive benefit of the Members and their Beneficiaries; or

	(3)		cause any reduction to any Member's Accounts.

19.2	The Company, by action of the Board of Directors, at
any time may discontinue all Contributions under the Plan or terminate the Plan in its entirety. Each
Employer may, by action of its Board of Directors, take similar action as to Members who are its employees. Upon complete discontinuance of contributions under the Plan or termination of the Plan as to any Members hereunder, the Accounts of such Members will become fully vested, and will not thereafter be subject to forfeiture.

19.3	No merger or consolidation with, or transfer of assets
or liabilities to, any other plan shall occur unless each Member of the Plan would (if the Plan then termi-nated) receive a
	benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

	ARTICLE XX
	TRANSFERS OF ACCOUNTS FROM OTHER PLANS


20.1	Purpose of this Article.  The purpose of this Article
is to specify the provisions governing Account balances that represent assets transferred to this Plan (the
"Transferred Assets") from other defined contribution plans that are qualified under Section 401(a) of the Code and whose assets were exempt from tax under
Section 501(a) of the Code (an "Other Plan"). For purposes of this Article, a distribution to an individual from an Other Plan which is transferred to this Plan by such individual in a transfer intended to qualify for tax-free rollover treatment pursuant to
Section 402(a)(5) or 408(d)(3) of the Code shall be considered a transfer of assets from such Other Plan.

20.2	Approval of Transfers.  The Corporate Benefits
Committee, in its discretion, may approve from time to time the transfer of assets from an Other Plan, provided that the transfer satisfies the requirements of Section 19.3 of this Plan and does not adversely affect the tax qualified status of this Plan. If the Other Plan is not maintained by a member of the Controlled Group, the Corporate Benefits Committee must receive an affidavit from the trustee and plan administrator of the Other Plan to the effect that such Other Plan is qualified, its assets are exempt from federal income tax and the transfer will not adversely affect such status or, in the alternative, that the assets to be transferred constitute an "eligible rollover distribution" as defined in Section
402(c)(5)(E) of the Code; provided, however, that if the transfer to this Plan is intended to qualify as a tax-free rollover from an individual retirement account or annuity under Section 408(d)(3) of the Code, the Corporate Benefits Committee may instead require the individual requesting the transfer to supply such affidavits or other evidence as the Corporate Benefits
Committee may deem appropriate to establish that the transfer will satisfy the requirements for such a tax-free rollover. The Corporate Benefits Committee, in its discretion, may require approval of the transaction by the Internal Revenue Service prior to accepting any such transfer.

20.3	Membership in the Plan.  No assets may be transferred
to this Plan from an Other Plan unless each individual who has an interest in the Transferred Assets is or was an employee of the Controlled Group. Each individual who has an interest in the Transferred Assets shall become a Member of this Plan with the following rights:

	(a)		If the individual satisfies the requirements for
membership specified in Article III, the individual will have all the rights of a Member;

	(b)		If the individual has not satisfied the require-
ments for membership specified in Article III, the individual will have the right of a Member only as to the Accounts maintained on the individual's behalf to account for the Transferred Assets (i.e., rights pertaining to investment, withdrawal and distribution of such Accounts).

20.4	Allocation of Transferred Assets.  Each Member's
interest in the Transferred Assets and any earnings thereon will be separately accounted for and allocated to the Member's Accounts as follows:

	(a)		To the Member's Tax Deferred Contribution
Account - All Transferred Assets representing (1) contributions that were made to an Other Plan maintained by a member of the Controlled Group and that were not includible in the Member's gross income under the Code in the year for which they were contributed or thereafter and (2) earnings on such contributions will be allocated to the Member's Tax Deferred Contribution
Account; and

	(b)		To the Member's Taxed Contribution Account - The
balance of the Member's interest in the Trans-ferred Assets and all Transferred Assets from an Other Plan not maintained by a member of the Controlled Group will be allocated to the Member's Taxed Contribution Account.

	Transferred Assets allocated to an Account will be governed by all of the rules applicable to that Account. The allocation of Transferred Assets to the Member's Accounts will not be considered a Tax Deferred contribution for purposes of Section 4.6(b)(1)
(regarding compliance with the deferral percentage limitations imposed by Section 401(k)(3)) nor an Account Addition for purposes of Section 6.3 (regarding the limitations imposed by Section 415 of the Code).
Unless otherwise determined by the Corporate Benefits
Committee, a distribution from a Member's Accounts will be deemed to be made first from Transferred Assets allocated to the Account.

20.5	Special Rule for Distributions at Termination of
Employment Under Section 10.2.  If a Member's Tax
Deferred Contribution Account contains any Transferred
Assets and the Member is entitled to a distribution from the Plan pursuant to Section 10.2, then, instead of the distribution elections specified in Section
10.2, a terminating Member may elect to receive the portion of the Member's Accounts representing the Transferred Assets, determined as of the Valuation Date which coincides with or immediately follows the date of the Member's termination of employment, and the payment of the balance of the Member's Accounts at a later date in accordance with Section 10.2.

20.6	Provisions of Other Plan Superseded.  The provisions of
this Plan will supersede the provisions of any Other
Plan with respect to the Transferred Assets, except as may otherwise be required by Section 411 (2) (6) of the Code In particular, all beneficiary designations and other elections made under the Other Plan will be canceled effective as of the date such Other Plan assets are transferred to this Plan and made a part of the Trust Fund. Upon the Member's death, the amount in the Member's Accounts representing Transferred Assets will be paid to the Beneficiary designated under this Plan in accordance with Sections 10.1, 10.4(a)(i) and 18.8.

	ARTICLE XXI
	TOP-HEAVY PROVISIONS

21.1	Top-Heavy Determination.  Notwithstanding any other
provision of this Plan to the contrary, this Article
XXI shall apply for any Plan Year if the Plan is a "Top-Heavy Plan" as defined herein. The Plan shall be a "Top-Heavy Plan" if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all Employees (but excluding the value of the accrued benefits of the Non-Key Employees who were formerly Key Employees). In determining whether this Plan is a Top-Heavy Plan, the Company and all members of the Controlled Group shall be treated as a single employer. In addition, all plans that are part of the Aggregation Group shall be treated as a single plan.

	For purposes of the foregoing, the present value of an Employee's accrued benefit shall be equal to the sum of the amounts determined under the following paragraphs:

	(a)		The sum of (i) the present value of an Employee's
accrued benefits in each defined benefit plan which is included in the Aggregation Group deter-mined as of the most recent Valuation Date within the twelve (12) month period ending on the Deter-mination Date and as if the Employee had termi-nated service as of such Valuation Date and (ii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Aggregation Group and not reflected in the present value of the Member's accrued benefits as of the most recent
Valuation Date; and

	(b)		The sum of (i) the aggregate balance of the
Member's accounts in all defined contribution plans which are part of the Aggregation Group as of the most recent Valuation Date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such accounts after the Valuation
Date and on or before the Determination Date and
(iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Aggregation Group and not reflected in the value of the Member's accounts as of the most recent
Valuation Date.

			Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top - heavy (within the meaning of Section
416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

			Plan-to-plan transfers and rollovers shall be taken into account to the extent provided in the applicable Treasury Regulations. In addition, for purposes of paragraphs (a)(ii) and (b)(iii) above, distributions under a terminated plan which, if such plan had not terminated, would have been required to be included in an Aggregation Group, shall also be taken into account.

21.2	Top-Heavy Definitions.  The following terms shall have
the following meanings:

	(a)		"Aggregation Group" means

			(i)	Each stock bonus, pension, or profit
sharing plan of the Company in which a Key
Employee participates and which is intended to qualify under Section 401(a) of the Code; and

			(ii)	Each other such stock bonus, pension or
profit sharing plan of the Company which enables any plan in which a Key Employee participates to meet the requirements of
Section 401(a)(4) or 410 of the Code; and

			(iii)	Each other such stock bonus, pension or
profit sharing plan of the Company which the Company designates as part of the Aggregation Group provided that the resulting group meets the requirements of
Section 401(a) and 410 of the Code.

	(b)		"Determination Date" means the last day of the
preceding Plan Year, except that for the first plan year of any plan, the Determination Date shall be the last day of such plan year.

	(c)		"Key Employee" means any Employee, former
Employee, or the beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four pre-ceding Plan Years, is:

			(i)	An officer of the Company having an annual
compensation greater than 150% of the maxi-mum dollar limitation under Section
415(c)(1)(A) of the Code. Not more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten per-cent (10%) of the Employees shall be con-sidered as officers for purposes of this paragraph.

			(ii)	One of the ten (10) Employees owning (or
considered as owning within the meaning of
Section 318 of the Code) the largest
interest in the Company and having an
annual compensation greater than the
maximum dollar limitation under Section
415(c)(1)(A) of the Code.

			(iii)	A five-percent (5%) owner of the Company.

			(iv)	A one-percent (1%) owner of the Company
having an annual compensation of more than $150,000.

		An Employee's ownership interest in the Company shall be determined in accordance with Section
416(i) of the Code.

	(d)		"Non-Key Employees" means any Employee, former
Employee, or the beneficiary under the Plan of a former Employee who is not a Key Employee.

	(e)		"Compensation" means compensation as defined in
Section 415 of the Code.

21.3	Minimum Top-Heavy Contribution.  If this Article XXI
applies to the Plan for any Plan Year, the Company contribution to the Plan (excluding Tax Deferred Con-tributions and any Matching Contributions required to meet the provisions of Section 5.5.) and all other defined contribution plans included in the Aggregation
Group for such Plan Year on behalf of each Non-Key
Employee who is a Member of this Plan, whether or not such Non-Key Employee elects to make Tax Deferred Contributions to the Plan for such Plan Year, shall not in the aggregate be less than the lesser of (i) three percent (3%) of such Non-Key Employee's compensation, or (ii) the percentage of compensation contributed, or required to be contributed (including any Tax Deferred Contributions), by the Company in the aggregate to the Plan and all other defined contribution plans in the Aggregation Group for such Plan Year on behalf of the Key Employee for whom such percentage is the highest (disregarding for this purpose compensation of such Key Employee for such Plan Year in excess of the dollar limit in effect under Section 401(a) (17) of the Code for such year), multiplied by such Non-Key Employee's compensation. If the amount contributed in the aggregate on behalf of any Non-Key Employee under the Plan and all other defined contribution plans in the Aggregation Group would otherwise be less than the minimum contribution required by this Section 21.3, an additional contribution shall be made to such plan or plans as the Company shall designate so that the minimum contribution requirement set forth in this
Section 21.3 is satisfied. This Section 21.3 shall not apply to any Non-Key Employee who is a participant in any defined benefit plan included in the Aggregation
Group under which such Non-Key Employee receives the minimum benefit required by Section 416 of the Code and applicable Treasury Regulations.

21.4	Top-Heavy Vesting Requirements.

	(a)		If this Article XXI applies to the Plan for any
Plan Year, then notwithstanding the provisions of
Section 8.1, a Member's nonforfeitable interest in the Member's Accounts attributable to Company contributions shall not be less than the appropriate percentage set forth below:

				Full Years
				of Continuous		Nonforfeitable
				  Employment 		  Percentage

				Less than 2		       0%
				     2		  	 20
				     3		       40
				     4		       60
				     5		       80
				 6 or more			100

	(b)		A Member's nonforfeitable interest in the
Member's Accounts shall not be less than the greater of (i) the Member's nonforfeitable interest determined pursuant to Section 8.1 or
(ii) the Member's nonforfeitable interest determined pursuant to this Section 21.4 as of the last day of the last Plan Year in which this
Article XXI applies to the Plan.

	(c)		If this Article XXI ceases to apply to the Plan,
each Member having five or more full years of Continuous Employment (determined as of the first day of the Plan Year in which the Article XXI ceases to apply to the Plan) shall have the Member's nonforfeitable interest determined in accordance with the schedule contained in this
Section 21.4 if such schedule results in a higher nonforfeitable interest than that determined under Section 8.1.

21.5	Top-Heavy Section 415 Limitation.  If this Article XXI
applies to the Plan for any Plan Year commencing prior to January 1, 2000, then the defined benefit plan fraction and defined contribution plan fraction applied under Section 6.3(d) shall be applied by substituting
"1.0" for "1.25" in each place such number appears in
Section 415(e) of the Code, unless the following requirements are met:

	(1)		The defined benefit plan or plans of the Company
in which each Non-Key Employee participates provides a benefit on the Member's behalf not less than the minimum benefit required under
Section 416(b) of the Code and Treasury
Regulations thereunder.

	(2)		This Article XXI would not apply if "ninety
percent (90%)" were substituted for "sixty percent (60%)" in each place such term appears in
Section 21.1.

	This Section 21.5 shall not apply to any Member as long as there are (i) no Company contributions, forfeitures or voluntary contributions allocated to such Member under any defined contribution plan of the Company and
(ii) no accruals for such Member under any defined benefit plan of the Company.